FORM S-8
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

REGISTRATION STATEMENT PURSUANT TO THE SECURITIES EXCHANGE ACT OF
1933
										   Page 1 of 37
                        CARVER CORPORATION
          (exact name of issuer as specified in its charter)

             WASHINGTON..                       91-1043157
  (State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)          Identification No.)

            20121 48th Avenue W., Lynnwood, WA  98036
            (address of principal executive offices)
                           (Zip code)

                         (206) 775-1202
        (Registrant's telephone number, including area code)

             CARVER CORPORATION 1995 STOCK OPTION PLAN
             CARVER CORPORATION 1995 STOCK BONUS PLAN
                  (Full titles of the Plans)

                         John P. World
                     20121 48th Avenue W.
                         P.O. Box 1237
                   Lynnwood, Washington 98036
            (Name and address of agent for service)

                        (206) 775-1202
 (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

  Title of    Amount to    Proposed     Proposed     Amount of
 Securities       be       Maximum      Maximum   Registration
    to be     Registered   Offering    Aggregate       Fee
 Registered       (1)       Price       Offering
                           Per Share      Price

Common Stock,   239,500     $1.75 -     $596,875     $205.82
par value        shares      $2.50
$0.01, subject
to outstanding
options (2)

Common Stock,   488,650     $1.9375     $946,760     $326.47
par value        shares
$0.01, not
subject to
outstanding
options (3)

    Total (2) (3)                                $532.29

(1) Pursuant to Rule 416(c), this registration statement also includes an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the 1995 Stock Option Plan.

(2) Based upon the exercise price of options granted and outstanding as of the date of the filing of the registration statement.

(3) Estimated, pursuant to Rule 457(h)(1) and (2), solely for the purpose of calculating the amount of the registration fee which is based on the average of the high and low prices for shares of common stock of Carver Corporation on December 6, 1995, as quoted by the National Association of Securities Dealers Automated Quotation National Market System which was $1.9375 per share.

                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, the Company's Quarterly
Report on Form 10-Q for the quarter ended March 31, 1995, filed with the Commission pursuant to Section 13(a) of the Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K referred to in (a) above.

     (c) The description or the Company's securities contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the common stock pursuant to the Plan described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

None

Item 6.  Indemnification of Directors and Officers.

The Washington Business Corporation Act (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.
Article IX of the Company's Bylaws provides for indemnification of its directors, officers, employees and other agents.

The Washington Business Corporation Act includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his acts or omissions as a director, except for those acts or omissions involving intentional misconduct or a knowing violation of law, certain unlawful distributions or a transaction whereby the director received a personal benefit to which he was not legally entitled. The Registrant's Articles of Incorporation contain provisions implementing the allowed limitations on director liability.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit Number                   Exhibit

4.1              Carver Corporation 1995 Stock Option Plan

4.2              Carver Corporation 1995 Stock Bonus Plan

5.1              Opinion of Heller, Ehrman, White & McAuliffe

23.1             Consent of Heller, Ehrman, White & McAuliffe
                    (See Exhibit 5.1)

23.2             Consent of Moss Adams, Independent Auditors

24               Power of Attorney (See page 5 of this
                    Registration Statement)

Item 9.  Undertakings.

     (a)	The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on his behalf by the undersigned, thereunto duly authorized, in the City of Lynnwood, State of Washington, on the 12th day of December, 1995.

                   CARVER CORPORATION


By:  /s/ ROBERT A. FULTON
     Robert A. Fulton, President and Chief
     Executive Officer (Principal Executive Officer)


                         Power of Attorney

     Each person whose signature appears below constitutes and appoints Robert A. Fulton and Sandra L. Jenkins, or any of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                   Date

/s/SANDRA L. JENKINS
Sandra L. Jenkins      Vice President-Finance     December 12, 1995
                      (Principal Financial and
                       Accounting Officer)


Robert W. Carver            Director              December __, 1995

/s/ ROBERT A.FULTON         Director              December 12, 1995
Robert A. Fulton

/s/ THOMAS C.GRAHAM
Thomas C. Graham            Director              December 12, 1995

/s/ JOHN F. VYNNE
John F. Vynne               Director              December 12, 1995

/s/ STEPHEN M.WILLIAMS
Stephen M. Williams         Director              December 12,1995


                         EXHIBIT INDEX

Exhibit No.                 Exhibit                            Page

4.1          Carver Corporation 1995 Stock Option Plan           7

4.2          Carver Corporation 1995 Stock Bonus Plan           20

5.1          Opinion of Heller, Ehrman, White & McAuliffe       27

23.2         Consent of Moss Adams, Independent Auditors        30

                            EXHIBIT 4.1
                        CARVER CORPORATION
                      1995 STOCK OPTION PLAN

     This 1995 Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of common stock, .01 par value (the "Common Stock"), of Carver Corporation, a Washington corporation (the "Company"). Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to as "Options."

     1.  PURPOSES.

     The purposes of this Plan are to retain the services of directors, valued key employees and consultants of the Company and such other persons as the Plan Administrator shall select in accordance with Section 3 below, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to directors, consultants and other persons selected by the Plan Administrator.

     2.  ADMINISTRATION.

     This Plan shall be administered by the Board of Directors of the Company (the "Board") if each director is a "disinterested person" (as defined below). If all directors are not independent directors, the Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The term "disinterested person" shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulatory requirement (the "Rule"). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator."

     Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) grant Options under this Plan (other than pursuant to Section 6); (f) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

     The Plan Administrator shall have no authority, discretion or power to select the persons who will receive Options under
Section 6 hereof or to set the number of shares to be covered by such Options, the exercise price of such Options, the timing of the grant of such Options or the period within which such Options may be exercised.

     The Board or the Committee may delegate to one or more executive officers of the Company the authority to grant Options under this Plan to employees of the Company who, on the Date of Grant, are not subject to Section 16(b) of the Exchange Act with respect to the Common Stock ("Non-Insiders"), and in connection therewith the authority to determine: (a) the number of shares of Common Stock subject to such Option; (b) the duration of the Option; (c) the vesting schedule for determining the times at which such Option shall become exercisable; and (d) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer or officers pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant. Unless expressly approved in advance by the Board or the Committee, such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options.
The term "Plan Administrator" when used in any provision of this Plan other than Sections 2, 5(m), 5(n) and 12 shall be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Options pursuant hereto, insofar as such provision may be applied to Non-Insiders and Options granted to Non-Insiders.

     3.  ELIGIBILITY.

     Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Qualified Stock Options may be granted to Employees and to such other persons as the Plan Administrator shall select. Options shall be granted hereunder to directors who are not employees of the Company or any related Corporation, but solely on the terms and conditions set forth in Section 6 hereof. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. No person shall be eligible to receive in any fiscal year Options to purchase more than 50,000 shares of Common Stock (subject to adjustment as set forth in Section 5(m) hereof). Any person to whom an Option is granted under this Plan is referred to as an "Optionee." Any person who is the owner of an Option is referred to as a "Holder."

     As used in this Plan, the term "Related Corporation," shall mean any corporation (other than the Company) that is a "Parent Corporation" of the Company or "Subsidiary Corporation" of the Company, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).

     4.  STOCK.

     The Plan Administrator is authorized to grant Options to acquire up to a total of 360,000 shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) hereof. Of these 360,000 shares, 60,000 shares are available exclusively for grant to certain directors of the Company under Section 6 hereof, subject to adjustment in as set forth in Section 5(m). In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan; provided however, that any cancelled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in
Section 3 hereof.

     5.  TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

          (a)  Number of Shares and Type of Option.

     Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void but rather shall be a Non-Qualified Stock Option.

          (b)  Date of Grant.

     Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

            (c)  Option Price.

     Each Agreement shall state the price per share of Common
Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided that the per share exercise price for an Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent (>10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

          (d)  Duration of Options.

     At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5(g) below, the expiration date of the Option, which date shall not be later than 10 years from the Date of Grant in the case of Incentive Stock Options; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant.
In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

          (e)  Vesting Schedule

	No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option prior to the provision of services with respect to which such Option is granted; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

         Number of Years                   Percentage of Total
    Following Date of Grant                    Option Vested

              One                                   25%
              Two                                   50%
              Three                                 75%
              Four                                 100%

     The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objective has been achieved.

          (f)  Acceleration of Vesting

     The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(m) and 5(n) below.

          (g)  Term of Option.

     Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5(d) above; (ii) the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Plan Administrator);
(iii) the expiration of ninety (90) days from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or
(iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined below) unless, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

     Unless accelerated in accordance with Section 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator).
 The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

          (h)  Exercise of Options.

     Options shall be exercisable, either all or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Exchange Act with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option.
If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than one hundred (100) shares (as adjusted pursuant to Section 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax with-holding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Subsection 5(k) hereof.

          (I)  Payment upon Exercise of Option.

     Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

          (1)  by delivering to the Company shares of Common
Stock previously held by such Holder, or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee upon such exercise;

          (2) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; or

          (3) by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

          (j)  Rights as a Shareholder.

     A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Sections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

          (k)  Transfer of Option.

     Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided however, that any Agreement may provide or be amended to provide that the Option to which it relates is transferrable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

          (l)  Securities Regulation and Tax Withholding.

               (1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Exchange Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

                    As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

              (2)  The Holder shall pay to the Company by
certified or cashier's check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option. Upon approval of the Plan Administrator, a Holder may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

                   (A)  by delivering to the Company shares of
Common Stock previously held by such Holder or by the Company withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the tax obligation to be paid by the Optionee upon such exercise; provided that if the Holder is an Insider or if beneficial ownership of the shares issuable upon exercise of the Option is attributable to an Insider pursuant to the regulations under
Section 16 of the Exchange Act, the Holder will have executed, by a date not later than six (6) months prior to the date of exercise, an irrevocable election to satisfy its obligations under this Paragraph 2 through the Company withholding shares of Common Stock otherwise deliverable pursuant to the exercise of the Option;

                   (B)  by executing appropriate loan documents
approved by the Plan Administrator by which the Holder borrows funds from the Company to pay the withholding taxes due under this Paragraph 2, with such repayment terms as the Plan
Administrator shall select; or

                   (C)  by complying with any other payment
mechanism approved by the Plan Administrator from time to time.

              (3)  The issuance, transfer or delivery of
certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

         (m)  Stock Dividend, Reorganization or Liquidation.

              (1)  If (i) the Company shall at any time be
involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan and the number of shares of Common Stock underlying Options to be granted pursuant to Section 6 hereof shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Holder.

              (2) If the Company shall at any time declare an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Plan Administrator may, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or adjust the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan and the number of shares of Common Stock underlying Options to be granted pursuant to Section 6 hereof shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company's shareholders, or any Holder.

              (3) If the Company is liquidated or dissolved, the Plan Administrator may allow the Holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolu-tion.

              (4)  The foregoing adjustments in the shares
subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

              (5) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         (n)  Change in Control

              (1) Any and all Options that are outstanding under the Plan at the time of occurrence of any of the events described in Subparagraphs (A), (B), (C) and (D) below (an "Eligible Option") shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an "Acceleration Window"):

                   (A)  For a period of forty-five (45) days
beginning on the day on which any Person together with all Affiliates and Associates (as such terms are defined below) of such Person shall become the Beneficial Owner (as defined below) of twenty-five percent (25%) or more of the shares of Common Stock then outstanding, but shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan;

                   (B)  Beginning on the date that a tender or
exchange offer for Common Stock by any Person (other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Beneficial Owner of less than thirty percent (30%) of the shares of Common Stock then outstanding;

                   (C)  For a period of twenty (20) days
beginning on the day on which the shareholders of the Corporation (or, if later, approval by the shareholders of any Person) duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Common Stock into securities of any Person, or cash, or property, or a combination of any of the foregoing; or

                   (D)  For a period of twenty (20) days
beginning on the day on which, at any meeting of the shareholders of the Company involving a contest for the election of directors, individuals constituting a majority of the Board of Directors who were not the Board of Director's nominees for election immediately prior to the meeting are elected;

         provided, however, that with respect to the events specified in Subparagraphs (A), (B) and (C) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has received the prior approval of a majority of all of the directors of the Corporation, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Corporation) who is a party to the event specified in Subparagraph (A), (B) or (C) above which otherwise would trigger acceleration of vesting and provided, further, that no Option which is to be converted into an option to purchase shares of Exchange Stock as stated at item
(3) below shall be accelerated pursuant to this Section 5(n).

         (2) The exercisability of any Eligible Option which remains unexercised following expiration of an Acceleration
Window shall be governed by the vesting schedule and other terms of the Agreement representing such Option.

         (3) If the shareholders of the Corporation receive shares of capital stock of another Person ("Exchange Stock") in exchange for or in place of shares of Common Stock in any transaction involving any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of all or substantially all outstanding shares of Common Stock into Exchange Stock, then at the closing of such transaction all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Corporation (by the affirmative vote of a majority of all of the directors of the Corporation, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in the Person issuing the Exchange Stock and any Affiliate of such Person), in its sole discretion, determines that any or all such Options granted hereunder shall not be so converted but instead shall terminate. The amount and price of converted Options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the shares of Exchange Stock the holders of the Common Stock received in such merger, consolidation, reorganization or other transaction. Unless altered by the Plan Administrator, the vesting schedule set forth in the Option Agreement shall continue to apply to the Options granted for Exchange Stock.

         For the purposes of this Subsection 5(n): (i) "Person" shall include any individual, firm, corporation, partnership or other entity; (ii) "Affiliate" and "Associate" shall have the meanings assigned to them in Rule 12b-2 under the Exchange Act; and (iii) "Beneficial Owner" shall have the meaning assigned to it in Rule 16a-1 under the Exchange Act.

     6.  NON-EMPLOYEE DIRECTORS.

     Directors who are not also employees of the Company ("Non-
Employee Directors") shall be eligible to receive options under the Plan only in accordance with the terms and conditions of this
Section 6.

         (a)  Number of Shares and Date of Grant

     Concurrent with election to the Board of Directors, and so long as shares are available for grant pursuant to Section 4, each Non-Employee Director shall automatically receive an option to purchase 2,500 shares of Common Stock, subject to adjustment as set forth in Section 5(m) hereof. Every first Wednesday in May for so long as shares are available for grant pursuant to
Section 4, each Non-Employee Director who was a director of the Company as of December 31 of the immediately preceding year shall receive an additional option to purchase 2,500 shares of Common Stock, subject to adjustment as set forth in Section 5(m) hereof.
 In addition, each Non-Employee Director holding office on the date of approval of this Plan by the Company's shareholders shall receive an option (a "Recognition Option") to purchase up to the number of shares of Common Stock equal to the product of (x) 2,500, multiplied by (y) the number of complete years of continuous service of such person as a Non-Employee Director, subject to adjustment as set forth in Section 5(m) hereof. Options granted pursuant to this Section 6 shall be Non-Qualified Stock Options.

         (b)  Option Price

     The exercise price of Options granted under this Section 6 shall be the fair market value of the Company's Common Stock on the Date of Grant. For the purposes of this Section, the term "fair market value" on any given day means: (i) if the Common Stock is listed on a national securities exchange, the average of the high and low prices of the Common Stock of the Company on such exchange; or (ii) if the Common Stock is quoted in the over-the-counter securities market, the last sale price of the Common Stock as quoted by NASDAQ National Market System or, if the Common Stock is not quoted in the National Market System, the mean between the closing bid and asked prices of Common Stock as quoted by NASDAQ.

         (c)  Vesting

     In order to ensure that the Company will receive the benefits contemplated in exchange for the Options, no Option granted under this Section 6 shall be exercisable until it has vested. Options (other than Recognition Options) shall vest and become exercisable as follows: forty percent (40%) on the Date of Grant; thirty percent (30%) on the first anniversary of the Date of Grant; and thirty percent (30%) on the second anniversary of the Date of Grant. Recognition Options shall vest according to the same schedule but assuming that the Recognition Options had been granted in annual increments of 2,500 shares beginning on the first Wednesday in May of each of the calendar years following the Optionee's initial election to the Board of Directors.

         (d)  Term of Option

     Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

              (i)  ten (10) years from the Date of Grant;

              (ii) the expiration of ninety (90) days from the date of Optionee's termination as a Director of the Company for any reason other than death or Disability
(as defined below); or

              (iii) the expiration of one (1) year from the date of death of Optionee or the cessation of Optionee's service as a Director by reason of Disability (as defined below).

     For purposes of this Section 6, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her duties as a director of the Company for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death.

         (e)  Other Terms

     Except as otherwise provided in this Section 6, all Options granted to Non-Employee Directors shall be subject to the provisions of the Plan, including Section 5.

         (f)  Amendments

     The provisions of this Section 6 shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     7.  EFFECTIVE DATE; TERM.

     This Plan shall be effective as of February 15, 1995. Incentive Stock Options may be granted by the Plan Administrator from time to time thereafter until February 14, 2005. Non-Qualified Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. Any Options granted by the Plan Administrator prior to the approval of this Plan by the shareholders of the Company shall be granted subject to ratification of this Plan by the shareholders of the Company within twelve (12) months after this Plan is adopted by the Board. The Plan Administrator may require any shareholder approval that it considers necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement. If such shareholder ratification is sought within twelve (12) months after this Plan is adopted by the Board and such shareholder ratification is not obtained, each and every Option granted under this Plan shall be null and void and shall convey no rights to the Holder thereof.

     8.  NO OBLIGATIONS TO EXERCISE OPTION.

     The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

     9.  NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

     Except for the grant of options pursuant to Section 6 hereof, whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's right to terminate Optionee's employment at any time, which right is hereby reserved.

     10.  APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common
Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

     11.  INDEMNIFICATION OF PLAN ADMINISTRATOR.

     In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

          12.  AMENDMENT OF PLAN.

     Except as set forth in Section 6 hereof, the Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder; further provided, that the events triggering acceleration of vesting of outstanding Options may be modified, expanded or eliminated without the consent of Holders.
 The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement.
 Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

                           EXHIBIT 4.2
                       CARVER CORPORATION
                     1995 STOCK BONUS PLAN

     This 1995 Stock Bonus Plan (the "Plan") provides for the grant of bonuses consisting of shares of common stock, $.01 par value (the "Common Stock"), of Carver Corporation, a Washington corporation (the "Company"). Bonuses granted under this plan shall be Restricted Bonuses or Unrestricted Bonuses as defined in
Section 5(a) of the Plan.

          1. PURPOSES. The purposes of this Plan are to reward directors, valued key employees and consultants of the Company and such other persons as the Plan Administrator shall select in accordance with Section 3 below for their services to the Company, to enable such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees.

          2. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company (the "Board") if each director is a "disinterested person" (as defined below). If all directors are not disinterested persons, the Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board who are disinterested persons, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. "Disinterested person" shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulatory requirement ("Rule 16b-3"). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this Plan or of any Bonus). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator".

          Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) determine the individuals to whom Bonuses shall be granted under this Plan and whether the Bonus shall be a Restricted Bonus or an Unrestricted Bonus; (f) determine the time or times at which Bonuses shall be granted under this Plan; (g) determine the number of shares of Common Stock covered by each Bonus; (h) determine all other terms and conditions of Bonuses; and (i) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and bene-ficiaries.

          The Plan Administrator shall have no authority, discretion or power to award bonuses hereunder to directors of the Company. Benefits for such persons shall accrue solely in accordance with Section 6 hereof.

          The Board or the Committee may delegate to one or more executive officers of the Company the authority to grant Bonuses under this Plan to employees of the Company who, on the Date of Grant, are not subject to Section 16(b) of the Exchange Act with respect to the Common Stock ("Non-Insiders"), and in connection therewith the authority to determine the number of shares of Common Stock covered by such Bonus and all other terms and conditions of such Bonuses. Unless expressly approved in advance by the Board or the Committee, such delegation of authority shall not include the authority to alter the terms of outstanding Bonuses. The term "Plan Administrator" when used in any provision of this Plan other than Sections 2 and 12 shall be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Bonuses pursuant hereto, insofar as such provision may be applied to Non-Insiders and Bonuses granted to Non-Insiders.

          3. ELIGIBILITY. Bonuses may be granted to any individual who, at the time the Bonus is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"), and to such other persons as the Plan Administrator shall select. Bonuses shall be granted hereunder to directors who are not employees of the Company or any Related Corporation, but solely on the terms and conditions set forth in Section 6 hereof. During each calendar year of the term of the Plan, no person shall be eligible to receive Bonuses covering more than 100,000 shares of Common Stock (subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization or similar event). Any person to whom a Bonus is granted under this Plan is referred to as a "Grantee".

          As used in this Plan, the term "Related Corporation", shall mean any corporation (other than the Company) that is a "Parent Corporation" of the Company or "Subsidiary Corporation" of the Company, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (or any successor provisions) (the "Code"), and the regulations thereunder (as amended from time to time).

          4. STOCK. In each year during the term of the Plan, the Plan Administrator is authorized to grant Bonuses to acquire an amount of shares of the Company's authorized but unissued, or reacquired, Common Stock equal in amount to one percent (1%) of the number of issued and outstanding shares of Common Stock on the record date for the meeting of shareholders of the Company at which this Plan is approved, in the case of 1995, and on January 1 of each year thereafter. The number of shares with respect to which Bonuses may be granted in each year hereunder is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization or similar event. In the event that any outstanding Bonus is forfeited for any reason, the shares of Common Stock allocable to the forfeited portion of such Bonus may again be subject to a Bonus to the same Grantee or to a different person eligible under Section 3 of this Plan. Shares of Common Stock granted to a Grantee pursuant to a Bonus are referred to herein as "Bonus Shares".

          5.  TERMS AND CONDITIONS OF BONUSES.

          (a) Grant of Bonus. The Plan Administrator may grant to a Grantee (i) Bonus Shares subject to the restrictions described in Section 5(c) hereof (such grant a "Restricted Bonus" and such shares "Restricted Bonus Shares"); or (ii) Bonus Shares which are not subject to the restrictions described in Section 5(c) hereof (such grant an "Unrestricted Bonus" and such shares "Unrestricted Bonus Shares"). The Grantee shall pay no consideration for Restricted Bonus Shares or Unrestricted Bonus Shares.

          (b) Bonus Agreement. As soon as practicable after the date of a Bonus grant, the Company and the Grantee shall enter into a written agreement (a "Bonus Agreement") identifying the date of grant, and specifying the terms and conditions of the Bonus. Any Bonus under this Plan shall be governed by the terms of the Plan and the applicable Bonus Agreement.

          (c)  Restricted Bonus Shares.

               (i) Restrictions. Subject to the provisions of the Plan and the Bonus Agreement, during the period (the "Restriction Period"), if any, set by the Plan Administrator at the time of award of the Bonus (the "Date of Grant"), commencing with, and not exceeding ten (10) years from, the Date of Grant, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Bonus Shares. Within these limits, the Plan Administrator may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Plan Administrator may determine.

                (ii)  Dividends on Restricted Bonus Shares.
Unless otherwise determined by the Plan Administrator, with respect to dividends on Restricted Bonus Shares, dividends payable in cash shall be paid to the Grantee and dividends payable in Common Stock shall be paid in the form of Restricted Bonus Shares. The payment of share dividends in additional Restricted Bonus Shares shall only be permissible if sufficient shares of Common Stock are available under Section 4 for such reinvestment.

               (iii)  Termination.  Except to the extent
otherwise provided in the Bonus Agreement and pursuant to Section 5(c)(i), in the event the Grantee ceases to be, for any reason, employed by, or a consultant to, the Company or a Related Corporation (such event a "Termination") during the Restriction Period, all Restricted Bonus Shares then subject to restriction shall be forfeited by the Grantee.

                (iv)  Escrow and Voting of Restricted Bonus
Shares. As soon as practicable following the Grant Date, the appropriate officers of the Company shall prepare, issue and deliver certificate(s) representing Restricted Bonus Shares to the Chief Financial Officer or General Counsel of the Company (the "Administrative Executive") to be held by such person in accordance with this paragraph. Any grant of Resticted Bonus Shares under this Plan shall be made conditioned on the Grantee's delivery to the Administrative Executive of stock power(s) duly transferring ownership of the Restricted Bonus Shares to the Company. The Administrative Executive shall deliver the share certificate(s) and stock power(s) to the Grantee only following the receipt of written certification from the Plan Administrator that the Restricted Period relating to the Restricted Bonus Shares has expired. Pending the delivery of share certificates representing Restricted Bonus Shares to the Grantee as provided in this paragraph 5(c)(iv) or the forfeiture of such shares as provided in paragraph 5(c)(iii), the Grantee shall be entitled to vote such shares.

          (d) Performance Goals. Any Bonus may be granted either alone or in addition to other Bonuses granted under the Plan. The Plan Administrator may condition the grant of any Bonus upon the attainment of specified performance goals or such other factors or criteria, including continued employment or consulting, as the Plan Administrator shall determine. Performance objectives may vary from Grantee to Grantee and among groups of Grantees and shall be based upon such Company, subsidiary, group or division factors or criteria as the Plan Administrator may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Bonuses also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Plan Administrator, the date of grant of a Bonus shall be the date of action by the Plan Administrator to grant the Bonus.

          (e) Right of Repurchase. At the option of the Plan Administrator, Bonus Shares issued under this Plan may be subject to a right of repurchase in favor of the Company upon Termination (as defined in Section 5(c)(iii) hereof) of the Grantee. The terms and conditions of such right of repurchase, if any, shall be set forth in the Bonus Agreement.

          (f)  Securities Regulation and Tax Withholding.

               (i) Bonus Shares shall not be issued with respect to a Bonus, unless the grant of such Bonus and the issuance and delivery of such Bonus Shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or quotation system upon which such Bonus Shares may then be listed or quoted, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance of such Bonus Shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance of any Bonus Shares under this Plan, or the unavailability of an exemption from registration for the issuance of any Bonus Shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance of such Bonus Shares.

               As a condition to the issuance of Bonus Shares, the Plan Administrator may require the Grantee to represent and warrant in writing at the time of such issuance that such Bonus Shares are being acquired only for investment and without any then-present intention to sell or distribute such Bonus Shares. At the option of the Plan Administrator, a stop-transfer order against such Bonus Shares may be placed on the stock books and records of the Company, and a legend indicating that the Bonus Shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such Bonus Shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF BONUS SHARES.

               (ii) The Grantee shall pay to the Company by certified or cashier's check, promptly upon grant of a Bonus or, if later, the date that the amount of such obligations becomes determinable (in either case, the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon grant of a Bonus, lapse of restrictions on transfer of Restricted Bonus Shares, transfer or other disposition of Bonus Shares or otherwise related to a Bonus or Bonus Shares. Upon approval of the Plan Administrator, a Grantee may satisfy such obligation by complying with one or more of the following alternatives selected by the Plan
Administrator:

                    (A)  by delivering to the Company shares of
Common Stock previously held by such Grantee or by the Company withholding Bonus Shares otherwise issuable pursuant to the Bonus, which have a fair market value at the Tax Date (as determined by the Plan Administrator) equal to the tax obligation to be paid by the Grantee on such Tax Date; provided, that if the Grantee is an Insider or if beneficial ownership of Bonus Shares is attributable to an Insider pursuant to the regulations under
Section 16 of the Exchange Act, the Grantee will have executed, by a date not later than six (6) months prior to the Tax Date, an irrevocable election to satisfy its obligations under this Paragraph (ii) through the Company withholding shares of Common Stock otherwise deliverable pursuant to the Bonus;

                    (B)  by executing appropriate loan documents
approved by the Plan Administrator by which the Grantee borrows funds from the Company to pay the withholding taxes due under this Paragraph (ii), with such repayment terms as the Plan Administrator shall select; or

                    (C)  by complying with any other payment
mechanism approved by the Plan Administrator from time to time.

               (iii)  The issuance, transfer or delivery of
certificates representing Bonus Shares may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Internal Revenue Code have been met.

          (g) Adjustment of Bonuses; Waivers. The Plan Administrator may adjust the restrictions, performance goals and measurements applicable to Bonuses (i) to take into account changes in law and accounting and tax rules; (ii) to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships; and (iii) to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a Grantee and otherwise in its discretion, the Plan Administrator may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any Bonus granted to such Grantee. The provisions of this
Section 5(g) shall not apply to Bonuses granted under Section 6 hereof.

          (h) Non-Competition. The Plan Administrator, in addition to any other requirement it may impose, may condition any discretionary adjustment or waiver pursuant Section 5(g) hereof upon a Grantee's agreement to (i) not engage in any business or activity competitive with any business or activity conducted by the Company; and (ii) be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Plan Administrator may determine.

          (i) Rights as Shareholder. Unless the Plan or the Plan Administrator expressly specifies otherwise, a Grantee shall have no rights as a shareholder with respect to any Bonus Shares until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a certificate representing the Bonus Shares. Subject to Sections 4 and 5(c)(ii), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

          (j) Beneficiary Designation. The Plan Administrator, in its discretion, may establish procedures for a Grantee to designate a beneficiary to whom any Bonus Shares issuable or amounts payable in the event of the Grantee's death are to be issued or paid.

          (k) Transfer Limitation on Stock. In addition to any other transfer restrictions which may be imposed under the Plan or any Bonus Agreement, a Grantee who is an Insider may not sell or otherwise transfer, in whole or in part, any Bonus Shares prior to the six-month anniversary of the issuance of such Bonus Shares, unless the Plan Administrator determines that the foregoing provisions are not necessary to make the transaction exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

     6. NON-EMPLOYEE DIRECTORS. Directors who are not also employees of the Company ("Non-Employee Directors") shall be eligible to receive Bonuses under the Plan only in accordance with the terms and conditions of this Section 6.

     On each February 15, May 15, August 15 and November 15, following shareholder approval of this Plan and for so long thereafter as shares are available for grant pursuant to Section 4, each person who served as a Non-Employee Director during the then most recently completed calendar quarter shall receive 250 Bonus Shares. Any person who served as a Non-Employee Director for less than the entire quarter shall receive a pro-rated number of Bonus Shares based on the number of days of service as a Non-Employee Director during such quarter.

     7. EFFECTIVE DATE; TERM. This Plan shall be effective as of February 15, 1995. Bonuses may be granted by the Plan Administrator from time to time thereafter until February 15, 2005, or until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Bonus granted prior to such termination. No Bonuses shall be granted hereunder to directors of the Company pursuant to Section
6 hereof or to Insiders prior to the approval of this Plan by the shareholders of the Company. The Plan Administrator may require any shareholder approval that it considers necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement.

     8.  NO OBLIGATIONS TO ACCEPT BONUS SHARES.  The grant of an
Bonus shall impose no obligation upon the Grantee to receive
Bonus Shares.

     9. NO RIGHT TO BONUSES OR TO EMPLOYMENT. Except for the grant of Bonuses pursuant to Section 6 hereof, whether or not any Bonuses are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of a Bonus shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ or contract with a Grantee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Corporation's right to terminate a Grantee's employment at any time, which right is hereby reserved.

     10. RULE 16b3-3. With respect to Insiders, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3. To the extent any provision of this Plan or action by the Plan Administrator fails to so comply, it shall be adjusted to comply with Rule 16b-3 to the extent permitted by law and deemed advisable by the Plan Administrator.
 It shall be the responsibility of Insiders and not of the Company or the Plan Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Plan Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any Insider incurs any liability under Section 16 of the Exchange Act.

     11. INDEMNIFICATION OF PLAN ADMINISTRATOR. In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Bonus granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

     12. AMENDMENT OF PLAN. Except as set forth in Section 6 hereof, the Plan Administrator may, at any time, modify, amend or terminate this Plan or modify or amend Bonuses granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, no amendment with respect to an outstanding Bonus which has the effect of reducing the benefits afforded to the Grantee thereof shall be made over the objection of such Grantee. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Bonuses under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

     13. UNFUNDED STATUS OF PLAN. The Plan shall constitute an "unfunded" plan for incentive compensation. The Plan Administrator may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Plan Administrator otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

                           EXHIBIT 5.1
           [HELLER, EHRMAN, WHITE & McAULIFFE Letterhead]

December 12, 1995

21232/0006


Carver Corporation
20121 48th Avenue W.
Lynwood, Washington  98036

Re: Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     Carver Corporation, a Washington corporation (the "Company"), has requested our opinion with respect to certain matters relating to the registration statement on Form S-8 (the "Registration Statement") which the Company will be filing with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 727,867 shares (the "Shares") of the Company's common stock, par value $0.01 (the "Common Stock"). Of the Shares, 360,000 (the "Option Shares") are issuable by the Company upon the exercise of options (the "Options") granted pursuant to the Carver Corporation 1995 Stock Option Plan and 367,867 (the "Award Shares") are issuable as awards (the "Awards") pursuant to the Carver Corporation 1995 Stock Bonus Plan. The Carver Corporation 1995 Stock Option Plan and the Carver Corporation 1995 Stock Bonus Plan are hereinafter referred to as the "Plans".

     The Shares are currently unissued shares of the Company. The
Shares are to be sold or issued to employees and members of the Company's board of directors (the "Board") as described in the Plans.

     We have based our opinion upon our review of the following records, documents, instruments and certificates:

     1. The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Washington as of November 16, 1995 and certified to us by an officer of the Company as being complete, unamended and in full force and effect as of the date of this opinion;

     2. A Certificate of Existence/Authorization relating to the Company issued by the Secretary of State of the State of Washington, dated as of November 16, 1995;

     3. The Bylaws of the Company, certified to us by an officer of the Company as being complete, unamended and in full force and effect as of the date of this opinion;

     4. Records certified to us by an officer of the Company as constituting all records of proceeding and actions of the Board and the shareholders of the Company relating to the adoption of the Plans;

     5.  The Plans;

     6.  Forms of Nonqualified Stock Option Agreement and
Incentive Stock Option Agreement (the "Option Agreements");

     7. Information provided by the Company's transfer agent as to the number of outstanding shares of Common Stock as of November 21, 1995; and

     8. A certificate of an officer of the Company, dated as of the date of this opinion, stating that no dissolution proceedings have been commenced with respect to the Company.

     In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

     This opinion is limited to the laws of the State of Washington. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any federal, regional or local governmental body.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions and qualifications expressed herein, it is our opinion that the reservation for issuance of the Shares has been duly authorized and, upon exercise of the Options, payment of the exercise price for the Option Shares and issuance and delivery of the Option Shares pursuant to the terms of the Carver Corporation 1995 Stock Option Plan and the relevant Option Agreements, or upon issuance and delivery of the Award Shares pursuant to one or more Awards granted under the Carver Corporation 1995 Stock Bonus Plan, such Shares will be validly issued, fully paid and non-assessable.

      Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable upon the exercise of Options or issuable pursuant to an Award may be adjusted automatically, as set forth in the terms of the Plans, such that the number of such shares may exceed the number of Company's remaining authorized, but unissued shares of Common Stock at the time the Options are exercised or an Award fully vests.

     We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby authorize and consent to the use of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

HELLER, EHRMAN, WHITE & McAULIFFE

/s/ HELLER, EHRMAN, WHITE & MCAULIFFE

                                EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference into this registration statement on Form S-8 of our report dated February 9, 1995 on our audits of the consolidated financial statements of Carver Corporation and Subsidiary as of December 31, 1994 and 1993, and for each of the years in the three year period ended December 31, 1994, which report is included in the Annual Report on Form 10-K of Carver Corporation for the year ended December 31, 1994.


MOSS ADAMS LLP
Seattle, Washington
December 12, 1995